Exhibit 99.1

FOR IMMEDIATE RELEASE

iVillage Acquires HealthCentersOnline

NEW YORK – April 11, 2005 – iVillage Inc. (NASDAQ: IVIL), The Internet For WomenTM, a leading women’s media company and the number one women’s community online, today announced that it has acquired HealthCentersOnline, Inc., a privately-held, leading online destination for physician-edited information on health conditions, treatments and preventative care for patients.

iVillage acquired all of the outstanding equity of HealthCentersOnline for a total consideration of $12.0 million.  The acquisition price has been paid with approximately $1.0 million in equity consideration, with a deemed stock value of $5.99 per share, and approximately $11.0 million in cash.  iVillage does not expect the acquisition to have a material impact on iVillage’s results of operations in 2005, however, the Company does expect the acquisition to be accretive to 2005 earnings per share on a fully-diluted basis.  iVillage currently plans to provide further information on this transaction when it reports its first quarter 2005 financial results after the market closing on May 4, 2005.

Douglas W. McCormick, Chairman & Chief Executive Officer, iVillage Inc. said, “Healthcare information is one of the top concerns for women and iVillage is committed to expanding and deepening this vertical.  We believe in the increasing significance of and the growing consumer demand for relevant and accurate health information on the web today.  We find that the caliber of the HealthCentersOnline offering makes it a perfect addition and complement to the already top-notch information that Healthology provides to iVillage.  This acquisition is a continuation of our strategy of adding to the iVillage offering and gives us increased leverage with advertisers and portals.  It also demonstrates our continued focus on strengthening the quality of iVillage website content and building our online business while growing both our top and bottom lines.”

Josh Hamby, Founder and CEO of HealthCentersOnline said, “We believe HealthCentersOnline offers some of the most detailed and up-to-date physician-edited information online.  We strive to deliver the highest quality services and applications online and emphasize the importance of the physician-patient relationship.  We are pleased to be joining with the leading women’s website and to introduce our members to all that iVillage offers.”

HealthCentersOnline provides healthcare information on the Internet for patients and their families and helps patients understand the complex nature of various conditions, diagnostic tests, treatment options and preventive care.  The Company creates health content through a unique blend of original physician-edited articles, useful health tools and high impact instructional animations and illustrations. The management and staff work closely with the Company’s advisory boards, comprised of physicians who are board certified and specialists in the topics available through HealthCentersOnline.

HealthCentersOnline began in 1999 with the launch of HeartCenterOnline, a resource for cardiovascular patients and their physicians. Since then, HeartCenterOnline has become one of the most trafficked cardiovascular-specialized sites on the Internet.

McCormick added, “Heart disease takes the lives of more women each year than any other condition, yet it is often preventable.  This marks the beginning of an iVillage initiative which will highlight the fight against heart disease, with a network-wide commitment on behalf of heart health for women.”

HealthCentersOnline has a diversified revenue stream that includes advertising revenues, subscription fees, licensing fees and e-commerce related revenues.  The Company’s subscription services offer premium, physician-vetted content including updated health, wellness and lifestyle information, exercise regimens and meal planning, among other topics.  The Company also operates several sites focused on condition-specific topics, including HealthyLivingOnline and AllergyHealthOnline.

HealthCentersOnline is based in Boca Raton, Florida and has approximately 20 employees.  It is expected that the Company and its various properties will retain their brand, while being closely aligned with iVillage’s health and wellness area.  HealthCentersOnline content and tools are highly complementary to the current Healthology video offering.  Mr. Hamby will become President, HealthCentersOnline and Senior Vice President, Healthology Advertising Network, and will report directly to Healthology President, Steven Haimowitz.  iVillage believes this reporting structure will enable effective and efficient operation across its health offering.

About iVillage Inc.

iVillage is “the Internet for women” and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features.  iVillage Inc. (NASDAQ: IVIL) was established in 1995 and is headquartered in New York City.

Average monthly page views for iVillage.com and its affiliate Web sites (“The iVillage Network”) totaled nearly 374 million for the quarter ended December 31, 2004.  In February 2005, according to comScore Media Metrix, The iVillage Network ranked 31st among the top 100 Web and Digital Media properties with approximately 16.6 million unique visitors in the United States and had an average reach of approximately 10.4% of the total online population and more than 14% of women 18+ online.  Also, according to the same report, The iVillage Network was the number one “women’s community site” and the number four “community site” overall on the Web.

For more information about iVillage, visit www.ivillage.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

iVillage Inc. has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage’s business, operations and financial condition. The words or phrases “can be,” “expects,” “may affect,” “anticipates,” “may depend,” “believes,” “estimates,” “plans,” “projects” and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond iVillage’s control. In addition to those risks discussed in iVillage’s other press releases, public filings and statements by iVillage’s management, factors that may cause iVillage’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) the volatile and competitive nature of the Internet industry and the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage’s business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage’s business and financial condition, (v) iVillage’s ability to establish and maintain relationships with advertisers, sponsors, and other third-party providers and partners, (vi) iVillage’s ability to maintain or increase user traffic levels, (vii) the loss of one or more of iVillage’s major customers and (viii) the impact of pending litigation on iVillage’s business, results of operations and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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CONTACTS:

iVillage Inc.	The Abernathy MacGregor Group
Carl Fischer	Carina Thate or Eliza Johnson
212.600.6502	212.371.5999
cfischer@mail.ivillage.com	cct@abmac.com / edj@abmac.com